Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission

Exhibit 10.32

December 22, 2003

Mr. Gary Ihrke

V.P. Operations

Featherlite Trailers

P O Box 320

Cresco IA 52136

Dear Gary,

This letter will serve as confirmation of our agreement completed today. Alcoa has purchased, with your authorization, ***** pounds of aluminum for your extrusion needs from March through July 2004. The extrusions will be purchased and delivered from our Tifton plant at a base price of $***** per pound on solid shapes, and $***** per pound on hollow shapes. As per our previous agreements, any side panels will require a ***** adder. Any other adders will apply consistent with our current agreements. All prices include delivery to Cresco, Iowa. The prices and tonnage stated above are firm, as metal has been secured to cover this contract. Alcoa also agreed to drop the energy surcharge from our AECP plants for 2004 contracts.

Gary, we have provided a place for your signature to confirm our mutual commitment. We look forward to maintaining our role as your primary source for quality extrusions.

Your truly,

/s/ Herb Grubbs	/s/ Gary Ihrke

Regional Sales Manager	VP Operations

CC: Margaret Loper Benny Register Craig Lepa / Featherlite	Featherlite, Inc